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                                                                   EXHIBIT 1.1


                                   KANI, INC.


                         FORM OF UNDERWRITING AGREEMENT


                                                                          , 1996


JOSEPH CHARLES & ASSOCIATES, INC.

   As Representatives of the
   Several Underwriters
c/o Joseph Charles & Associates, Inc.
9701 Wilshire Blvd.
Beverly Hills, CA  90212

Ladies and Gentlemen:

         Kani, Inc., a California corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 1,400,000 shares (hereinafter referred to as the "Firm Securities") of its authorized but unissued Common Stock, no par value (the "Common Stock"). The Company also proposes to grant to the Underwriters an option to purchase up to 210,000 additional shares (hereinafter referred to as the "Option Securities") of Common Stock for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Securities. The Firm Securities and any Option Securities purchased pursuant to this Agreement are referred to in this Agreement as the "Securities." The Company also proposes to sell to each of you individually, and not in your respective capacities as Representatives, four-year warrants to purchase up to [140,000 in the aggregate] shares of Common Stock (the "Representatives' Warrants"). The sale of the Representatives' Warrants will be consummated in accordance with the terms and conditions of that certain Representatives' Warrant Agreement dated as of
            , 1996 between the Company and the Representatives (the "Representatives' Warrant Agreement"). The shares of Common Stock issuable upon the exercise of the Representative's Warrants are hereinafter sometimes referred to collectively as the "Warrant Securities." Joseph Charles &
Associates, Inc. and                           are acting as representatives
of the several Underwriters, and in that capacity are referred to in this Agreement as the "Representatives."

         The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") ) and, in the event of any amendment thereto after the effective date of the Registration Statement, shall also mean (from and after the
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effectiveness of such amendment) the Registration Statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Securities included in the Registration Statement at the time it became effective, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities that differs from the Prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective, whether or not the revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering and Retrieval System ("EDGAR").

         The Company hereby confirms its agreement with the several Underwriters as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters as follows:

                  (a) The Company meets the requirements for use of Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), and a
registration statement (Registration No. 333-     ) on Form S-1 relating to the
Securities, including such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under and in conformity with the provisions of the Securities Act, and the Rules and Regulations thereunder, and has been filed with the Commission. If such registration statement has not become effective upon execution of this Agreement, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will promptly be filed by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will promptly be filed by the Company with the Commission in accordance with Rule 424 of the Rules and Regulations (and in form and substance reasonably satisfactory to the counsel for the Representatives).

                  (b) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued and no proceedings for that purpose are pending or threatened or, to the best knowledge of the Company, contemplated by the Commission; no stop order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or are contemplated; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with.

                  (c) The Company has been duly organized and IS validly existing in good standing under the laws of its jurisdiction of organization, has full power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the


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Prospectus and as it is currently conducted, and is duly qualified as a foreign organization and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company. Except as disclosed in the Registration Statement, the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities (including foreign governments) that are material to the conduct of its business, all of which are valid and in full force and effect. The Company does not have any subsidiaries.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or any changes in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or any material adverse change, or a development known to the Company that might cause or result in a material adverse change, in or affecting the general affairs, management, business, properties, condition (financial or otherwise), prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not described in the Registration Statement and the Prospectus.

                  (e) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirement of the Securities Act and the Rules and Regulations; when the Registration Statement became or becomes, as the case may be, effective (the "Effective Date") and when the Prospectus is first filed (if required) in accordance with Rule 424(b), and at all times subsequent thereto up to and at the "Closing Date" (as hereinafter defined) and through any later date on which Option Securities are to be purchased, as the case may be, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will in all material respects conform to the requirements of the Securities Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact and did not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this Section 1(a)(v) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives specifically for use


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in the Registration Statement or the Prospectus. There is no agreement, contract, license, lease or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof, and neither the Company, nor to the best knowledge of the Company, any other party, is in material breach of or default under any such contracts.

                  (f) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, set forth in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. The Common Stock to be sold by the Company hereunder has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable. Other than this Agreement, the Representatives' Warrant Agreement and the options and warrants to purchase the Common Stock described in the Prospectus, there are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the Company's capital stock. There are no preemptive rights or any restrictions upon the voting or transfer of any of the Firm Securities or Option Securities pursuant to the Company's certificate of incorporation, bylaws or any other governing document or agreement to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any of the Firm Securities or Option Securities or any other capital stock of the Company.

                  (g) The Company has full right, power and authority to enter into and perform its obligations under this Agreement and the Representatives' Warrant Agreement, and to issue, sell and deliver the Securities and the Option Securities. This Agreement and the Representatives' Warrant Agreement have each been duly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company and each is enforceable against the Company in accordance with its terms.

                  (h) The Company is not, or with the giving of notice or lapse of time or both would it be, in violation of or in default under, nor will the execution or delivery of this Agreement or the Representatives' Warrant Agreement, or the consummation of the transactions contemplated by such agreements result in a violation of or constitute a default (with the giving of notice, passage of time or otherwise) under the articles of incorporation or other charter or governing documents of the Company, or any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract,


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indenture, mortgage, deed of trust, loan agreement, lease, license, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, nor will the performance by the Company of its obligations under this Agreement or the Representatives' Warrant Agreement violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. Except for permits and similar authorizations required under the Securities Act, the Exchange Act or under other securities or Blue Sky laws of certain jurisdictions, and for such permits and authorizations that have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement or the Representatives' Warrant Agreement.

                  (i) The Company owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company, free and clear of all liens, encumbrances and claims that might materially interfere with the business, properties, condition (financial or otherwise) or prospects of the Company.

                  (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party, or to which any property of the Company is subject, which is pending, or to the best knowledge of the Company, contemplated against the Company, that might have any material adverse effect on, or might result in any material adverse change in the business, properties, condition (financial or otherwise), prospects or results of operations of the Company, or that might prevent consummation of the transactions contemplated by this Agreement or the Representatives' Warrant Agreement or that are required to be disclosed in the Registration Statement.

                  (k) The Company is not in violation of any law, order, ordinance, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which it or its properties (whether owned or leased) may be subject, which violation might have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company.

                  (l) The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames and copyrights described or referred to in the Prospectus as owned by or used by it, or which are necessary for the conduct of its business as described in the Prospectus; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company.

                  (m) The Company has not taken, and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, the rules and regulations of the


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Commission under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. No bid or purchase by the Company, and, to the best knowledge of the Company, no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange Act) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire the Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Securities.

                  (n) KPMG Peat Marwick LLP, whose reports appear in the Prospectus, are, and during the periods covered by their reports in the Registration Statement were, independent accountants as required by the Securities Act and the Rules and Regulations. The financial statements and pro forma financial data included in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly the consolidated financial condition, results of operations, cash flow and changes in shareholders' equity of the Company at the dates and for the periods indicated, and the financial statements and pro forma financial data included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and pro forma financial data have been prepared in accordance with generally accepted accounting principles in the United States of America, applied on a consistent basis throughout the periods presented, except as stated therein. The selected and summary financial and statistical data, including pro forma data, included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements and no schedules are required to be included in the Registration Statement.

                  (o) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The systems of internal accounting controls maintained by the Company are sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles and (B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (p) The Company has delivered to the Representatives the written agreement of each of its officers and directors and Skechers U.S.A., Inc. to the effect that each of them will not, for a period of one year following the Closing Date, other than intra-family transfers or transfers to trusts for estate planning purposes, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, or announce the offer of, any Common Stock and/or securities exercisable or exchangeable for, or convertible into, Common Stock.


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                  (q) No labor disturbance by the employees of the Company
exists or is imminent, nor is the Company aware of any existing or imminent labor disturbance by the employees of any principal suppliers, contract manufacturing organizations, manufacturers, authorized dealers or distributors, in either case, where such labor disturbance might be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company. No collective-bargaining agreement exists with any of the Company's employees and, to the best knowledge of the Company, no such agreement is imminent.

                  (r) The Company has filed all United States, state, local and foreign tax returns which are required to be filed or has requested extensions thereof and has paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company nor has the Company received any notice of any proposed assessment or deficiency.

                  (s) Except as set forth in the Prospectus and except as to which may exist in the ordinary course of business with Skechers U.S.A., Inc. consistent with past practice, there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any of its "affiliates," as such term is defined in the Rules and Regulations, or any of its officers or directors, or any of the members of the families of any of them.

                  (t) The Company has not, directly or indirectly, at any time
(i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (iii) violated nor is it in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  (u) The Company does not have any liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision of, or has received notice of any potential liability under, any foreign, United States, state or local law, rule or regulation, or the common law, or any tort, nuisance or absolute liability theory applicable to the Company, or under any code, order, decree, judgment or injunction applicable to the Company relating to public health or safety, worker health or safety or pollution, damage to or protection of the environment, including, without limitation, laws relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of hazardous materials. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

                  (v) The Company has not distributed and will not distribute prior to the Closing Date or on or prior to any date on which the Option Securities are to be purchased, as


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the case may be, any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement, and any other material which may be permitted by the Securities Act and the Rules and Regulations.

                  (w) The Common Stock has been approved for inclusion for quotation on the National Association of Securities Dealers Automated Quotation National Market System (the "National Market System"), subject to official notice of issuance.

                  (x) The Company is familiar with and has discussed with its United States legal counsel the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                  (y) The Representatives' Warrants have been duly and validly authorized, and when issued and delivered will be valid and binding obligations of the Company in accordance with their terms; the Warrant Securities have been duly and validly authorized for issuance upon exercise of the Representatives' Warrants, and when so issued will be validly issued, fully paid and non-assessable; and no stockholder of the Company has any preemptive rights with respect to the Representatives' Warrants or the Warrant Securities.

                  (z) The Company does not know of any facts which may adversely affect its earnings, prospects or business which have not been fully disclosed in writing to the Representatives.

         2.       Purchase, Sale and Delivery of Securities.

                  (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share of Common Stock, the respective number of Firm Securities set forth opposite the name of such Underwriter in Schedule I to this Agreement (subject to adjustment as provided in Section 8 of this Agreement).

                  (b) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, including the terms set forth below, the Company grants an option to the several Underwriters to purchase from the Company all or any portion of 210,000 shares of Common Stock at the same price per share of Common Stock as the Underwriters shall pay for the shares of Common Stock included in the Firm Securities. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the sixtieth day after the date of the Prospectus upon written, telecopied or telegraphic notice by the Representatives to the Company setting forth the aggregate number and class of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The Option Securities shall be purchased


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severally, and not jointly, by each Underwriter, if purchased at all, in the same proportion that the number of Firm Securities set forth opposite the name of the Underwriter in Schedule I to this Agreement bears to the total number of Firm Securities to be purchased by the Underwriters under Section 2(a), above, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares. Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in Section 2(c) and Section 2(d) below.

                  (c) Delivery of certificates for the Firm Securities and the Option Securities (if the option granted by the Company in Section 2(b) above shall have been exercised not later than 10:00 a.m., California time, on the date two business days preceding the Closing Date), and payment therefor, less any reimbursable expenses provided for in Section 4(a) of this Agreement and the nonaccountable expense allowance provided for in Section 4(b) of this Agreement, shall be made at the office of Joseph Charles &Associates, Inc., Beverly Hills, California, at 7:00 a.m., California time, on the later to occur of (i) the fourth business day after the date of this Agreement, (ii) the third business day after the date the Firm Securities are first offered to the public, or (iii) as provided in Section 8 of this Agreement. The date and hour of delivery and payment for the Firm Securities are referred to in this Agreement as the "Closing Date." As used in this Agreement, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in California are open for business and not permitted by law or executive order to be closed.

                  (d) If any of the options granted by the Company in Section 2(b) above shall be exercised after 10:00 a.m., California time, on the date two business days preceding the Closing Date, delivery of certificates for the Option Securities, and payment therefor, shall be made at the office of Joseph Charles &Associates, Inc., Beverly Hills, California, at 7:00 a.m., California time, on the date specified by the Representatives (which shall be within four business days after the exercise of the option).

                  (e) Payment of the purchase price for the Securities by the several Underwriters shall be made by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company (and the Company agrees not to deposit or permit deposit of any such check in the bank on which drawn until the day following the date of its delivery to the Company). Such payment shall be made upon delivery of certificates for the Securities to you for the respective accounts of the several Underwriters. Certificates for the Securities to be delivered to you shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two business days before the Closing Date, in the case of Firm Securities, and at least one business day prior to the purchase of the Option Securities, in the case of the Option Securities. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Joseph Charles &Associates, Inc., Boca Raton, Florida, not less than one full business day prior to the Closing Date or, in the case of the Option Securities, by 3:00 p.m., Florida time, on the first business day preceding the date of purchase.

         It is understood that either or both of the Representatives, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for


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
Securities to be purchased by any Underwriter whose check shall not have been received by the Representatives on the Closing Date or any later date on which Option Securities are purchased for the account of such Underwriter. Any such payment shall not relieve such Underwriter from any of its obligations hereunder.

                  (f) It is understood that the several Underwriters propose to offer the Securities for sale to the public as soon as the Representatives deem it advisable to do so (the "Public Offering"). The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus (the "Public Offering Price"). The Representatives may from time to time thereafter change the public offering price and other selling terms.

                  (g) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legend respecting stabilization set forth on the inside front cover page, and the statements in the first two paragraphs and the penultimate paragraph set forth under the caption "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b), constitute the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

         3. Further Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed (and in form and substance reasonably satisfactory to counsel for the Underwriters) pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will not file the Prospectus, any amended Prospectus, any amendment of the Registration Statement or supplement to the Prospectus without advising the Representatives of, and furnishing the Representatives with copies thereof a reasonable time prior to the proposed filing of, such amendment or supplement and without obtaining the prior consent of the Representatives to such filing. The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by you, and use its best efforts to cause the same to become effective as promptly as possible.

                  (b) The Company will promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification


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
of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) The Company will (i) on or before the Closing Date, deliver to each of you and your counsel a conformed copy of the Registration Statement as filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a conformed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and all documents filed by the Company with the Commission under the Exchange Act and deemed to be incorporated by reference into any Preliminary Prospectus or the Prospectus, and will also deliver to you, for distribution to the several Underwriters, a sufficient number of additional conformed copies of each of the foregoing (excluding exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to each of you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                  (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which it is necessary to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Securities, or if it shall be necessary to amend or to supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading, and so that it then will otherwise comply with the Securities Act and the Rules and Regulations. If, after the public offering of the Securities by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Securities may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Securities Act and the Rules and Regulations for such period.

                  (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended Prospectus proposed to be filed.

                  (f) The Company will cooperate with you and your counsel in the qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications in good standing under said securities or Blue Sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Securities.

                  (g) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to each of you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company, of all information, documents and reports filed with Commission, any securities exchange or the National Association of Securities Dealers, Inc. and of all press releases and material news items or articles in respect of the Company, its products or affairs released or prepared by the Company (other than promotional and marketing materials disseminated solely to customers and potential customers of the Company in the ordinary course of business); and any additional information concerning the Company or its business which you may reasonably request.

                  (h) As soon as practicable, but not later than the 45th day following the end of the fiscal quarter first ending after the first anniversary of the Effective Date, the Company will make generally available to its securities holders and furnish to the Representatives an earnings statement or statements in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (i) The Company agrees that it will cause each of its executive officers and directors and Skechers U.S.A., Inc to enter into agreements with the Representatives to the effect that they will not, directly or indirectly, without your prior written consent, sell, offer, contract to sell, grant any option to purchase, or otherwise dispose of any shares of Common Stock, or any securities convertible into, exchangeable for or exercisable for Common Stock, or any rights to purchase or acquire Common Stock (other than intra-family transfers or transfers to trusts for estate planning purposes) for a period of one year after the Closing Date, other than the sale of the Securities to be sold to the Underwriters pursuant to this Agreement.

                  (j) The Company will apply the net proceeds from the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (k) The Company will, prior to the date of this Agreement, and at all times thereafter, unless such securities are then listed on a national securities exchange, cause each of the Securities to be included for quotation on the National Market System, and the Company will comply with all registration, filing, reporting and other requirements of the Exchange Act and National Market System which may from time to time be applicable to the Company.

                  (l) The Company will use its best efforts to maintain insurance of the types and in the amounts which it deems adequate for its business and consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses, including, but not limited to, general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. The Company will obtain and maintain a reasonable amount of Directors and Officers liability insurance from a responsible insurer who shall be satisfactory to the Representatives (provided that such insurance can be obtained at a reasonable cost, as determined by the Company and the Representatives).

                  (m) In accordance with the Representative's Warrant Agreement, the Company agrees, upon its receipt from each of Joseph Charles & Associates, Inc. and of the exercise price set forth in the Representative's Warrant Agreement in payment therefor, to deliver to each of Joseph Charles & Associates, Inc. and (individually, and not as the Representatives of the Underwriters) on the Closing Date upon completion of the purchase and sale of the Securities pursuant to Section 2 of this Agreement, Warrants (in the form attached as Exhibit A to the Representatives' Warrant Agreement) representing the right to purchase up to [140,000 in the aggregate] shares of Common Stock at a price equal to 120% of the offering price per share of Common Stock to the public as set forth on the cover page of the Prospectus.

                  (n) The Company shall use its best efforts to retain in their current positions the individuals named as executive officers under the caption "Management" in the Registration Statement for a reasonable period after the consummation of the Public Offering (but in no circumstance in the absence of good cause shall such period be less than one year).

                  (o) The Company shall use its best efforts to at all times maintain at least two (2) independent directors (that is directors that are not officers of the Company, who are neither related to its officers nor represent concentrated or family holdings of the Company's shares, and who, in the view of the Company's board of directors, are free of any relationship that would interfere with the exercise of independent judgement (the "Independent Directors")). The Independent Directors shall constitute a majority of the Company's audit and compensation committees. Further, the favorable vote of a majority of the Company's directors, including at least one of the Independent Directors, shall be required as to any related party transaction between the Company and any 5% or more shareholder of the Company and/or officer or director of the Company (or any affiliates of such individuals). Any proposed changes in the Company's Articles of Incorporation that are not otherwise approved by the majority vote of the shares held by the Company's non-management shareholders (shareholders exclusive of Skechers U.S.A., Inc., and officers and directors of the Company) shall be approved by a majority of the Company's directors and not disapproved by a majority of the Company's Independent Directors.

                  (p) The Company will include in the Registration Statement audited financial statements of the Company for the three fiscal years preceding the effective date of the

Registration Statement (reported on by KPMG Peat Marwick, LLP) and, if required under SEC rules and regulations, pro forma financial data and current unaudited comparative interim financial statements. The financial statements and pro forma financial data will present fairly the financial condition of the Company and the results of its operations at the time and for the periods covered by such financial statements and pro forma financial data, and such statements and pro forma financial data will be substantially as heretofore represented to the Representatives.

                  (q) Except in connection with acquisitions, and the Company's right to adopt a stock option plan for the issuance of up to 450,000 shares of Common Stock and the grant of options to its directors, officers and employees under such Plan at an exercise price not less than the Public Offering Price prior to the offering and the Bid price after the offering, the Company will not, without the Representatives' prior written consent (1) sell any shares of capital stock or issue any warrants, options or any other security exercisable or convertible into any shares of capital stock, except pursuant to the Company's employee benefit plans described in the Registration Statement, or (2) purchase any shares of capital stock of the Company, in either case, during the 12-month period following the closing of the Public Offering (the "Closing").

                  (r) The Representatives shall have the right for a period of three (3) years from the Closing to designate an observer to the Board of Directors of the Company, which observer shall have the right to attend all Board and Board committee meetings and shall be compensated on the same basis as outside members of the Board. The Company shall use its reasonable efforts to provide the Representative's nominee with an agenda and all accompanying back-up data for each Board meeting at least one week prior to such meeting. The Company shall pay all reasonable expenses of the Representative's observer in attending Board meetings.

                  (s) As soon as it is legally permitted to do so, the Company will file and maintain a Registration Statement on Form S-3 covering the Warrant Securities.

                  (t) The Company shall enter into a Consulting Agreement for financial and investment banking services with Joseph Charles & Associates, Inc. for a period of 24 months, with consulting fees of $2,500 per month, payable in advance at the Closing.

                  (u) The Company shall engage the services of an investor relations advisory firm reasonably acceptable to the Representatives, commencing prior to the effective date of the Registration Statement and continuing for a period of at least one year.

         4. Fees and Expenses. The Company agrees with each Underwriter that:

                  (a) The Company shall pay all costs and expenses incident to the purchase, sale and delivery of the Securities, including without limitation, all fees and expenses of filing the Registration Statement with the SEC and the NASD; all Blue Sky fees and expenses, including fees of the Representatives' counsel (which shall undertake all such Blue Sky matters) up to a maximum of $15,000; fees and disbursements of counsel and accountants for the Company; printing and mailing costs, including costs of printing the Registration Statement, any amendments thereto, all underwriting documents, Blue Sky memoranda and a reasonable quantity of prospectuses as determined by the Representatives; the Company's and Representatives' road show cost and expenses; and the cost of preparing a total of three (3) sets of bound volumes of the Public Offering documents for the Representatives and their counsel. The Company shall also pay for the cost of advertising the Public Offering in the national edition of the Wall Street Journal and all other expenses for advertising undertaken at the Company's request, including graphic slide costs. The Representatives shall pay the fees and disbursements of their counsel, with the exception of the Blue Sky fees described above.

                  (b) In addition to its obligations under Section 4(a) above, the Company agrees to pay the Representatives a non-accountable expense allowance equal to two and one-half percent (2-1/2%) of the aggregate Public Offering Price of the Securities sold in the Public Offering, including any over-allotment Securities sold in such offering. Such allowance, less $40,000 which was paid to the Representatives by the Company upon the execution of the letter of intent relating to this offering, shall be paid to the Representatives as provided in Section 2(c) of this Agreement.

         5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities shall be subject, in the sole discretion of the Representatives, to the accuracy as of the date of execution of this Agreement, the Closing Date and the date on which the Option Securities are to be purchased, as the case may be, of the representations and warranties of the Company set forth in this Agreement, to the accuracy of the statements of the Company and its officers made in any certificate delivered pursuant to the terms of this Agreement, to the performance by the Company of all of its obligations to be performed under this Agreement at or prior to the Closing Date or any later date on which Option Securities are to be purchased, as the case may be, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective, (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall become effective and the Company shall have provided evidence satisfactory to the Representatives of such filing and effectiveness) not later than 5:00 p.m., California time, on the date of this Agreement or at such later date and time as you may approve in writing and, at the Closing Date, or, with respect to the Option Securities, the date on which such Option Securities are to be purchased, no stop order suspending the effectiveness of the Registration Statement or any qualification or exemption from qualification for the sale of the Securities in any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives and their counsel.

                  (b) The Representatives shall have received from Troop Meisinger Steuber & Pasich, LLP, counsel for the Underwriters, an opinion dated the Closing Date, with respect to the issuance and sale of the Securities, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished such counsel with all documents which they may request for the purpose of enabling them to pass upon such matters.

                  (c) You shall have received on the Closing Date and on any later date on which Option Securities are purchased, as the case may be, the opinion of Freshman, Marantz, Orlanski, Cooper & Klein, counsel for the Company, addressed to the Underwriters and dated the Closing Date or such later date, and with reproduced copies or signed counterparts thereof for each of the Underwriters, covering the matters set forth in Annex A to this Agreement.

                  (d) You shall be satisfied that there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your sole judgment to make a public offering of the Securities, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

                  (e) You shall have received on the Closing Date and on any later date on which Option Securities are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that:

                           (i) The representations and warranties of the Company
set forth in Section 1 of this Agreement are true and correct with the same force and effect as if expressly made at and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

                           (ii) no stop order suspending the effectiveness of
the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are threatened under the Securities Act;

                           (iii) the Securities have been duly designated
national market system securities, duly authorized for quotation on the National Market System; and

                           (iv) (A) the respective signers of said certificate
have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus and any supplements or amendments thereto, and that, as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects, and the Registration Statement did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in such a supplement or amendment, (C) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, condition (financial or otherwise), capitalization, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (D) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, and (E) there are not any license agreements, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required.

                  (f) On the date of this Agreement and on each Closing Date you shall have received a letter from KPMG Peat Marwick LLP, independent accountants, dated such date and Closing Date, respectively, addressed to you as Representative, to the effect that:

                           (i) it is an independent certified public accountant
with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations;

                           (ii) in its opinion, the financial statements, pro
forma financial data, and the respective notes thereto, of the Company examined by it and contained in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;

                           (iii) On the basis of its procedures and inquiries as
specified in its letters, nothing has come to its attention to cause it to believe that (A) the data (including pro forma data) included in the Prospectus under the caption "Selected Financial Data" do not agree with the corresponding amounts in the audited financial statements and pro forma data for and as at the end of each of the periods then ended; and (B) at a specified date not more than five business days prior to the date of such letter, (x) there was any change in the capital stock or long-term debt of the Company or any decrease in net current assets or net assets or share holders' equity, in each case as compared with the corresponding amounts shown in the September 30, 1996 balance sheet contained in the Prospectus, or (y) for the period from October 1, 1996 to the specified date referred to above, as compared with the corresponding period in the prior year, there was any decrease in sales, net income or income per share, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur, or if there was any change or decrease, setting forth the amount of such change or decrease.

                           (iv) It has compared the information expressed in
amounts, dollar amounts and percentages derived therefrom, and other financial information pertaining to the Company set forth in the Prospectus specified by you, in each case to the extent such information was obtained or derived from the general accounting records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures set forth in such letters, and found by it to be in agreement.

                  In addition, you shall have received from KPMG Peat Marwick LLP on or prior to the Closing Date, a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1995, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

                  (g) Prior to the Closing Date, the Securities shall have been designated national market system securities, duly authorized for quotation on the National Market System upon official notice of issuance.

                  (h) On or prior to the Closing Date, you shall have received from the Company's officers and directors and from Skechers U.S.A., Inc. executed lock-up agreements covering the matters described in Section 1(xvi) of this Agreement.

                  (i) On or prior to the Closing Date, the Company shall have entered into the Representatives' Warrant Agreement, substantially in the form filed as Exhibit 4.2 to the Registration Statement; and on the Closing Date, concurrently with the purchase and sale of the Securities, the Company shall have issued, sold and delivered the Warrants to the Representatives.

                  (j) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company), as to the accuracy of the representations and warranties of the Company set forth in this Agreement, as to the performance by the Company of its obligations under this Agreement and as to the other conditions concurrent and precedent to the obligations of the Underwriters under this Agreement.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory to Troop Meisinger Steuber & Pasich, LLP, counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date or (with respect to the Option Securities) prior to the date upon which the Option Securities are to be purchased, as the case may be. Notice of such cancellation shall be given to the Company in writing or by telephone, telecopy or telegraph confirmed in writing. Any such termination shall be without liability of the Company to the Underwriters (except as provided in Section 4 or Section 7 of this Agreement) and without liability of the Underwriters to the Company (except to the extent provided in Section 7 of this Agreement).

         6. Conditions of the Obligation of the Company. The obligations of the Company to sell and deliver the Securities required to be delivered as and when specified in this

Agreement shall be subject to the condition that at the Closing Date or (with respect to the Option Securities) the date upon which the Option Securities are to be purchased, no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         7.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) related to negligence on the part of any Underwriter, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, settlement expenses and reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part, (i) any breach of any representation, warranty, or covenant of the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement in the form originally filed or in any amendment thereto (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this
Section 7(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities that are the subject thereof (or to the benefit of any person controlling such Underwriter) if a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person within the time required by the Securities Act and the Rules and Regulations and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless the failure is the result of noncompliance by the Company with Section 3 of this Agreement. The indemnity agreements of the Company contained in this Section 7(a) and the representations and warranties of the Company contained in Section 1(a) of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Securities. This Indemnity Agreement shall be in addition to any liabilities which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, each of its directors, each other Underwriter, and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statute, law or regulation or at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, settlement expenses and reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or based upon
(i) any breach of any representation, warranty or covenant of the indemnifying Underwriter in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein, in the light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such indemnifying Underwriter through the Representatives specifically for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The Company acknowledges and agrees that the disclosure described in Section 2(g) of this Agreement constitutes the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement or the Prospectus or in any Preliminary Prospectus. The indemnity agreement of each Underwriter contained in this Section 7(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Securities. This Indemnity Agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                  (c) Each party indemnified under the provisions of Sections 7(a) and 7(b) above, agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such Sections , it will, if a claim in respect thereunder is to be made against the indemnifying party or parties under this Section 7, promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in Sections 7(a) and 7(b) above, shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was materially prejudiced by the failure to receive the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense, however, in no event shall the indemnifying parties be obligated to pay for more than one firm of attorneys and one local counsel in each appropriate jurisdiction for all of the indemnified parties. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Sections 7(a) through 7(c) for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear and pay the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear and pay such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                  (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 7 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) and 7(b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities received by the Company, and the total underwriting discount retained by the Underwriters, bear to the aggregate public offering price of the Securities. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by that Underwriter. For purposes of this Section 7(d), each person who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the following sentence. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(b) above). This Section 7(d) shall not be operative as to any Underwriter to the extent that the Company is entitled to receive or has received indemnity under this Section 7.

                  (e) Neither the Company nor any indemnified party shall, without the prior written consent of each Underwriter and the indemnifying party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each such Underwriter, each such controlling person and the Company from all liability arising out of such claim, action, suit or proceeding.

                  (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act. The parties are advised that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of this Agreement and this Section 7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7 and further agree not to attempt to assert any such defense.

                  (g) In addition to its obligations under Section 7(a) of this Agreement, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 7(a) of this Agreement, they will reimburse the Underwriters, and each of them, on a quarterly basis (for which the Company has received invoices and other documentation reasonably requested) for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the joint and several obligation of the Company to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Underwriters receiving the same shall promptly return such amounts to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America, NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

                  (h) In addition to their obligations under Section 7(b) of this Agreement, the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in
Section 7(b) of this Agreement, they will reimburse the Company on a quarterly basis (for which the Underwriters have received invoices and other documentation reasonably requested) for all reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments are so held to have been improper, the Company shall promptly return such amounts to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request until the date paid.

                  (i) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7(g) and 7(h) above, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement provisions contained in Sections 7(g) and 7(h) above and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the other provisions of this Section 7.

         8. Substitution of Underwriters. If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 5 or
Section 9 of this Agreement) to purchase and pay for the number of Firm Securities agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to the Representatives, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representatives of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representatives and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Firm Securities that such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Securities, the number of Firm Securities that each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Securities that the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Securities that the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Securities exceeds 10% of the total number of Firm Securities that all Underwriters agreed to purchase under this Agreement. If the total number of Firm Securities that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the first 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such Securities on the terms set forth in this Agreement. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 2(c) of this Agreement for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 2(c) in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

                  If neither the non-defaulting Underwriters nor the Company shall make arrangements within the time periods provided in the first three sentences of the first paragraph this Section 8 for the purchase of all the Firm Securities that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 4 or Section 7 of this Agreement) and without any liability on the part of any nondefaulting Underwriter to the Company (except to the extent provided in Section 7 of this Agreement). Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting Underwriter from liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default under this Agreement. The term "Underwriter" in this Agreement shall include any persons substituted for an Underwriter under this Section 8.

         9. Effective Date of Agreement and Termination.

                  (a) If the Registration Statement has not been declared effective prior to the date of this Agreement, this Agreement shall become effective at such time, after notification of the effectiveness of the Registration Statement has been released by the Commission, as you shall release the Securities to the public. If you shall not have released the Securities prior to 5:00 p.m., California time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability on the part of the Underwriters to the Company, except as set forth in Section 7 of this Agreement. By giving notice as set forth in Section 10 of this Agreement before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, may prevent this Agreement from becoming effective without liability of any party to the other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 4 and
Section 7 of this Agreement. If the Registration Statement has been declared effective prior to the date of this Agreement, this Agreement shall become effective upon execution and delivery by you and the Company.

                  (b) This Agreement may be terminated by you in your absolute discretion by giving written notice to the Company at any time on or prior to the Closing Date or, with respect to the purchase of the Option Securities, on or prior to any later date on which the Option Securities are to be purchased, as the case may be, if prior to such time any of the following has occurred or, in your opinion, is likely to occur: (i) after the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective adverse change in or affecting particularly the condition (financial or otherwise) of the Company or the earnings, prospects or business affairs of the Company, whether or not arising in the ordinary course of business, which would, in your sole judgment, make the offering or the delivery of the Securities impracticable or inadvisable; or (ii) if there shall have been the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, or any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, calamity, crisis or change in economic or political conditions on the financial markets of the United States would, in your sole judgment, make the offering or delivery of the Securities impracticable, or (iii) if there shall have been suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the National Market System, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, or (iv) if there shall have been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, or change in material substantive policy by, any court, legislative body, agency or other foreign or domestic governmental authority which in your sole judgment materially and adversely affects or will materially or adversely affect the business, operations or prospects of the Company, or (v) if there shall have been the declaration of a banking moratorium by United States, New York or California state authorities, or (vi) if there shall have been the taking of any action by any United States, state or local government or agency in respect of its monetary or fiscal affairs which in your sole judgment has a material adverse effect on the securities markets in the United States or
(vii) existing international monetary conditions shall have undergone a material change which, in your sole judgment, makes the offering or delivery of the Securities impracticable. If this Agreement shall be terminated pursuant to this
Section 9, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company (except to the extent provided in Section 4 or Section 7 of this Agreement); provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses of the Company incident to the performance of the obligations of the Company under this Agreement, including all costs, expenses and advances referred to in Section 4 of this

Agreement; provided, further, that the maximum amount of expenses that the Company shall be obligated to reimburse the Representatives under Section 4 of this Agreement shall be the Representatives actual accountable out-of-pocket expenses.

         10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing delivered personally, by recognized overnight courier service or by either telecopier or telegraph and, if to the Underwriters, shall be delivered to Joseph Charles & Associates, Inc. at the address set forth above (telecopier: (310) 859-2877) Attention: Director of Investment Banking; and if to the Company, shall be mailed, telecopied,
telegraphed or delivered to it at its office, (telecopier: (310)    -    )
Attention: Robert Greenberg, Chief Executive Officer. All notices given by telecopy or telegraph shall be promptly confirmed by letter.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 4 and Section 7 of this Agreement, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 4 and Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the several Underwriters.

         12. Miscellaneous. Notwithstanding any provision of this Agreement to the contrary, the reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Securities under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of Sections 3(h), 3(i), 3(j), 3(k) and 3(l) of this Agreement shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

         13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE, AND TO BE PERFORMED, SOLELY WITHIN THAT STATE.

         14. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, jointly as representatives of the several Underwriters, will be binding on all the Underwriters.

                  If the foregoing correctly sets forth the understanding among the Company the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       KANI, INC.



                                       By:______________________________
                                       Its:_____________________________


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JOSEPH CHARLES & ASSOCIATES, INC.


On their behalf and on
behalf of each of the
several Underwriters
named in Schedule I hereto.

By: JOSEPH CHARLES & ASSOCIATES, INC.



By:______________________________
    Richard Rappaport,
    Managing Director

                                   SCHEDULE I

                                  UNDERWRITERS


NUMBER OF FIRM                                                                       SECURITIES
UNDERWRITERS                                                                       TO BE PURCHASED
------------                                                                       ---------------

Joseph Charles & Associates, Inc...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................
                                ...............................................        ---------

          Total................................................................        1,400,000
                                                                                       =========

                                     ANNEX A

                     Matters to be Covered in the Opinion of
                   Freshman, Marantz, Orlanski Cooper & Klein


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with all necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus;

         (ii) The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in the United States, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company;

        (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of the registration or qualification requirements of the Securities Act or any state securities laws, and have not been issued in violation of any preemptive right, co-sale right, right of first refusal or other similar right; there are no preemptive rights, options, warrants, or other similar rights to acquire any securities of the Company which are not disclosed in the Prospectus;

         (iv) The Securities have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive right, registration right, co-sale right, right of first refusal or other similar right, and no holder thereof is or will be subject to personal liability by reason of being such a holder;

          (v) The Company has corporate power and authority to enter into the Agreement and the Representatives' Warrant Agreement and to issue, sell and deliver the Securities to the Underwriters;

         (vi) The Agreement and the Representatives' Warrant Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, are the valid and binding agreements of the Company, except insofar as the indemnification and contribution provisions of such agreements may be limited by public policy concerns, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

        (vii) The performance of the Agreement and the Representatives' Warrant Agreement and the consummation of the transactions contemplated thereby will not result in the breach or violation of any of the terms and provisions of the Company's Articles of Incorporation or Bylaws, or to the best of such counsel's knowledge, result in the breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement bond, debenture, note agreement or other evidence of indebtedness, or any lease, license, contract or other agreement or instrument known to such counsel to which the Company is a party or by which any of its properties are bound, or to the best of such counsel's knowledge, (other than performance of the Company's indemnification and contribution obligations under such agreements, concerning which no opinion need be expressed) any applicable statute, rule or regulation or, to its knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; provided, however, that no opinion need be rendered concerning state securities or Blue Sky laws

         (viii) To the best knowledge of such counsel, the Company is not presently in breach of, or in default under, its Articles of Incorporation or Bylaws, or any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which any of its properties are bound, which is material to the financial condition, earnings, operations, business or business prospects of the Company;

         (ix) The forms of certificates evidencing the Common Stock comply with the General Corporation Law of the State of California and all other statutory requirements, the Bylaws of the Company and any applicable rules of the NASD or the Nasdaq National Market;

         (x) The Registration Statement has become effective under the Securities Act, any required filing of the Prospectus under Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

         (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, pro forma financial data, financial and statistical data included therein, as to which such counsel need express no opinion) as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations;

         (xii) The Common Stock conforms in all material respects to all statements in relation thereto contained in the Prospectus;

         (xiii) The description in the Registration Statement and the Prospectus of the Articles of Incorporation and Bylaws of the Company and of statutes and contracts are accurate in all material respects and fairly present in all material respects the information required to be presented by the Securities Act and the Rules and Regulations;

         (xiv) There are no statutes or regulations, or to the best knowledge of such counsel, agreements, contracts, licenses, leases or documents, of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement, that are not described or referred to therein and filed as required;

         (xv) No authorization, approval or consent of any governmental authority or agency of the United States of America is necessary in connection with the consummation of the transactions contemplated by the Agreement and the Representatives' Warrant Agreement, except such as have been obtained under the Securities Act or such as may be required under the rules and regulations of the National Association of Securities Dealers, Inc., or under state securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Underwriters;

         (xvi) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character which are required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the applicable Rules and Regulations, other than those described therein;

         (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act; and

         (xviii) To the best knowledge of such counsel, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated hereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have


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
                  included securities in the Registration Statement pursuant to the exercise of such rights.

                  In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not independently checked or verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statements, pro forma financial data, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Securities are to be purchased, as the case may be, the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is explicitly to state that they are so relying thereon and that they have no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.


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